PRUCO LIFE INSURANCE COMPANY, PHOENIX, ARIZONA VARIABLE INCOME BENEFIT RIDER This Rider is made a part of your Annuity. For purposes of this Rider, certain provisions of your Annuity are amended as described below. If the terms of the Annuity and those of this Rider conflict, the provisions of this Rider shall control. Should this Rider terminate, any amended or replaced Annuity provisions based on this Rider’s terms will revert to the provisions in the Annuity, except as may be provided below. This Rider should be read in conjunction with any other Rider or Endorsement made a part of your Annuity. General: This Rider makes provision for benefit payments during the lifetime of a Designated Life or Spousal Designated Lives (described below). Subject to the limits and conditions outlined in this Rider, each Benefit Year while there is Account Value you may take an income amount (“Annual Income Amount”) as one or multiple Income Withdrawals. Generally, if your Unadjusted Account Value is reduced to zero and you meet certain requirements while this Rider is in effect, we continue to provide benefit payments as described in the “Benefit Payment Phase ” section. This Rider will terminate upon assignment or change in ownership of the contract unless the change meets the qualifications specified in the Termination provision of this Rider. This Rider will terminate upon the later of the death of the Designated Life or the Spousal Designated Life as described below. Prior to elective or default annuitization or the Benefit Payment Phase begins, all benefits provided by this Rider are based on the investment experience of the Separate Account, are variable and, therefore not guaranteed as to a fixed dollar amount. Effective Date: The Effective Date of this Rider is shown in the Schedule Supplement (“the Schedule Supplement”). Definitions: For purposes of this Rider, the following definitions apply: Account Value: The total value of all allocations to the Investment Options on any Valuation Day. Adjusted Purchase Payments: Purchase Payments we receive less any fees, charges or Tax Charges we deduct prior to allocation to the Investment Options you select. Benefit Year: A Benefit Year begins on the Effective Date and on each anniversary of the Effective Date thereafter, and continues through and includes the day immediately preceding the next anniversary of the Effective Date. For tax qualified contracts, after the first Income Withdrawal the next Benefit Year begins on the first Valuation Day of the calendar year. Each subsequent Benefit Year will then correspond with the calendar year. Designated Life/Spousal Designated Life: The natural person(s) who is the measuring life/lives for the benefits described in this Rider and who is the person(s) shown in the Schedule Supplement or in our records if later added. Any reference to Spousal Designated Lives is collectively referring to the Designated Life and the Spousal Designated Life. Excess Income: All or any portion of an Income Withdrawal that exceeds the Annual Income Amount plus any Unused Annual Income Amount. Income Withdrawal: Any Withdrawal taken under the terms of this Rider that is not designated by you as a Non-Income Withdrawal. Once you have taken your first Income Withdrawal from the Annuity, all further Withdrawals will be deemed to be Income Withdrawals. Non-Income Withdrawal: A Withdrawal elected and designated as such by you. P-RID-LW(11/19) 1

Unadjusted Account Value: The Account Value prior to the application of any Market Value Adjustment. Withdrawal(s): Withdrawals of any type (including Partial Withdrawals) before the application of any applicable Contingent Deferred Sales Charge or other charge or adjustment we apply to a Withdrawal. Charges for this Rider and other charges associated with the Annuity, are not Withdrawals. Other capitalized terms in this Rider are either defined in this Rider or in the Annuity. Owner, Annuitant and Beneficiary Designations For purposes of this Rider, the designations under your Annuity must be as follows: For Income Withdrawals to begin on a Designated Life basis: • The Owner and Annuitant must be the same. Such person will be the Designated Life. • If two Owners are named, the Annuitant must be one of the Owners. Such person will be the Designated Life. The other Owner must be the spouse of the Designated Life. No additional Owners may be named. While both Owners are alive, each Owner must be designated as the other Owner’s primary Beneficiary. • If the Owner is an entity that we permit, the Annuitant will be the Designated Life. For Income Withdrawals to begin on a Spousal Designated Lives basis: A Spousal Designated Life may only be named and Income Withdrawals may be made on a Spousal Designated Lives basis only if the Annuity would be eligible for Spousal Continuation (as defined in the Annuity) as of the date of the Owner’s death, subject to our rules. • If one Owner is named, the Owner and Annuitant must be the same. Such person will be the Designated Life. The Spousal Designated Life must be the spouse of the Designated Life and the sole primary Beneficiary. • If two Owners are named, the Annuitant must be one of the Owners. Such person will be the Designated Life. The Spousal Designated Life must also be an Owner and the spouse of the Designated Life. No additional Owners may be named. While both Spousal Designated Lives are alive, each must be designated as the sole primary Beneficiary. • If the Owner is an entity that we permit, the Annuitant will be the Designated Life. A Spousal Designated Life may be named or changed at any time prior to the start of Income Withdrawals, subject to our acceptance. The Designated Life cannot be changed except in the event of divorce as described in the circumstances below. Upon receipt of notice of the divorce, and any other documentation we require, in Good Order at our Service Office: • When a Designated Life is named: If the divorce occurs prior to the first Income Withdrawal and results in the removal of the Designated Life as an Owner (or Annuitant if entity owned) and the former spouse becomes the Owner (or Annuitant if entity owned) under the Annuity, the resulting Owner may choose to continue or terminate this Rider. If this Rider is continued, such resulting Owner (or Annuitant if entity owned) becomes the Designated Life under this Rider, however the Annual Income Amount will be determined using the applicable Spousal Designated Life Income Percentage(s) and Income Deferral Rate based on the younger of the new Designated Life and the Designated Life on the Effective Date. Additionally, a Spousal Designated Life may not be named. If divorce occurs after the first Income Withdrawal, and results in the removal of the Designated Life as an Owner (or Annuitant if entity owned) and the former spouse P-RID-LW(11/19) 2 becomes the Owner (or Annuitant if entity owned) under the Annuity, this Rider will terminate. • When Spousal Designated Lives are named: If the divorce of the Spousal Designated Lives results in the removal of the Designated Life as an Owner (or Annuitant if entity owned) and the Spousal Designated Life becomes the Owner (or Annuitant if entity owned) under this Annuity, the resulting Owner may choose to continue or terminate this Rider. If this Rider is continued, the resulting Owner (or Annuitant if entity owned) becomes the Designated Life under this Rider. If this occurs prior to the first Income Withdrawal, the Annual Income Amount will be determined using the applicable Spousal Designated Life Income Percentage(s) and Income Deferral Rate based on the younger of the Spousal Designated Lives named under this Rider as of the divorce. If divorce occurs after the first Income Withdrawal, the divorce will not result in a new Annual Income Amount and we will only make Income Payments as described below in the Income Payments section until the death of the new Designated Life. A new Spousal Designated Life may not be named. Accumulation Phase Accumulation Phase: The period of time before the first Income Withdrawal. Income Base: During the Accumulation Phase, on each Valuation Day the Income Base will equal the Unadjusted Account Value. The Income Base is a value used to determine the Estimated Annual Income Amount during the Accumulation Phase; it does not reflect any available value in the Annuity. Income Percentage: The Income Percentage is the rate we apply to the Income Base to determine the Estimated Annual Income Amount. We declare Initial Income Percentage rates periodically and the rate applicable to the Rider on the Effective Date is shown in the Schedule Supplement. Initial Income Percentages for additional Adjusted Purchase Payments are determined as described below. Before the first Income Withdrawal, the Income Percentage includes any accrued Income Deferral Rate. The Initial Income Percentage for your initial Adjusted Purchase Payment(s) is based on the age of the Designated Life, or the younger of the Spousal Designated Lives, on the Effective Date. If the Spousal Designated Life has been added, changed, or removed before the first Income Withdrawal, we recalculate the Estimated Annual Income Amount using the applicable Income Percentage(s) and Income Deferral Rate as described herein and in the Additional Adjusted Purchase Payments section below based on the named Designated Life or younger of the Spousal Designated Lives as of the effective date of each such addition, change, or removal. When Additional Adjusted Purchase Payments are applied to the Annuity, the Income Percentage will be recalculated to determine a weighted Income Percentage. The recalculated Income Percentage is determined by using a weighted average. The components of the weighted average are: A) The Income Base applicable immediately before we apply the Additional Adjusted Purchase Payment. B) The Income Percentage (including any accrued Income Deferral Rate) applicable immediately before we apply the Additional Adjusted Purchase Payment. C) The amount of the Additional Adjusted Purchase Payment applied. D) The Initial Income Percentage attributable to the Additional Adjusted Purchase Payment based upon the rates applicable on the date we applied the Additional Adjusted Purchase Payment and the attained age of the Designated Life, or the younger of the Spousal Designated Lives, on that same date. The formula for the new weighted Income Percentage = ((A x B) + (C x D)) / (A + C) This new weighted Income Percentage accumulates according to the applicable Income Deferral Rate shown in the Schedule Supplement. Income Deferral Rate: The Income Deferral Rate is expressed as an annual percentage. A daily portion of the Income Deferral Rate, is added to the Initial Income Percentage each day through the day of the P-RID-LW(11/19) 3 first Income Withdrawal. The Income Deferral Rate is based on the age of the Designated Life or the younger of the Spousal Designated Lives on the Effective Date and each Benefit Year anniversary thereafter and is shown in the Schedule Supplement. If the first Income Withdrawal occurs on a day other than the Benefit Year anniversary, the portion of the Income Deferral Rate corresponding to the amount of time that has elapsed since the prior Benefit Year anniversary will be added to the Income Percentage. Estimated Annual Income Amount: An amount that, if Income Withdrawals were to begin on the Valuation Day quoted, could be withdrawn from the Annuity during the Benefit Year without being considered Excess Income. We will quote this amount upon request. The Estimated Annual Income Amount is determined by applying the Income Percentage, including any accrued Income Deferral Rate on the date of the quote, to the Income Base as of the prior Valuation Day. Additional Adjusted Purchase Payment(s): You may make Additional Adjusted Purchase Payments, subject to the “Purchase Payment(s) Limitation” section. We will not accept Additional Adjusted Purchase Payments once the Unadjusted Account Value reaches zero or the Owner reaches age 85, whichever comes first. For each Additional Adjusted Purchase Payment made to the Annuity, the Income Base is increased by the dollar amount of the Adjusted Purchase Payment on the Valuation Day on which the Adjusted Purchase Payment is allocated to the Annuity. Each Additional Adjusted Purchase Payment will be assigned its own Initial Income Percentage based on the attained age of the Designated Life, or the younger of the Spousal Designated Lives, on the Valuation Day on which the Adjusted Purchase Payment is allocated to the Annuity. The Initial Income Percentage applicable to each Adjusted Purchase Payment will be increased, until the first Income Withdrawal, by the Income Deferral Rate. The Initial Income Percentage applied to Additional Adjusted Purchase Payments will not be less than the Minimum Income Percentage shown in the Schedule Supplement. Impact of Withdrawals and Advisory Fees During the Accumulation Phase: Withdrawals of any type, including any Required Minimum Distribution amount we calculate and any Advisory Fees, described below, reduce the Income Base by the amount of the Withdrawal or Advisory Fee. Withdrawals, excluding any Required Minimum Distribution Amount and any Advisory Fees are subject to any applicable Contingent Deferred Sales Charge and any Market Value Adjustment and the Minimum Surrender Value After a Partial Withdrawal shown in the Annuity Schedule. Death of the Designated Life During the Accumulation Phase: Please also refer to the “Termination of Benefits” section below. Upon receipt of Due Proof of Death of the Designated Life, this Rider terminates and the Death Benefit provision of your Annuity and any Death Benefit Rider made a part of your Annuity will apply. If Spousal Continuation occurs under the terms of the Annuity, this Rider will remain in force unless we are instructed otherwise and the spouse who continues the Annuity and this Rider becomes the Spousal Designated Life. If this occurs, the Income Percentage(s) and Income Deferral Rate will be based on the applicable Spousal Designated Life Income Percentage(s) correlated with the age of the younger of the Spousal Designated Lives. Death of the Spousal Designated Life During the Accumulation Phase: Please also refer to the “Termination of Benefits” section below. This Rider will remain in force unless we are instructed otherwise or if the death of the Spousal Designated Life would cause the Death Benefit provision of the Annuity to apply and Spousal Continuation does not occur under the terms of the Annuity. The Annual Income Amount will continue to be based on the applicable Spousal Designated Life Income Percentage(s) correlated with the age of the younger of the Spousal Designated Lives and no changes to the Spousal Designated Lives are permitted. Income Withdrawal Phase You may elect to take your Annual Income Amount based on the Designated Life or the Spousal Designated Lives in effect when we receive your request to do so in Good Order. You may change this election before Income Withdrawals begin, subject to the requirements set forth in the Owner, Annuitant and Beneficiary Designation sections of this Rider. You may not change this election upon the first Income Withdrawal. P-RID-LW(11/19) 4

Income Withdrawal Phase: The time period beginning on the Valuation Day next following the first Income Withdrawal and ending on the Valuation Day the Unadjusted Account Value is reduced to zero. Annual Income Amount: The amount that can be withdrawn from your Annuity during a Benefit Year, excluding any Unused Annual Income Amount, without being considered Excess Income. • The Annual Income Amount is calculated at the time of the first Income Withdrawal and on the first Valuation Day of each Benefit Year thereafter by applying the Income Percentage as of the Valuation Day to the Income Base on that Valuation Day (prior to the Income Base being adjusted for Additional Adjusted Purchase Payments and Withdrawals on that date). • The Annual Income Amount is adjusted for Additional Adjusted Purchase Payments as described below. Income Base: During the Income Withdrawal Phase, the Income Base is used to calculate the Annual Income Amount only and does not reflect any available value in your Annuity. The Income Base will change as follows: • The Income Base will change daily based on a Net Performance Adjustment. The Net Performance Adjustment is the change in the value of your Unadjusted Account Value from a Valuation Day to the next Valuation Day excluding changes due to Additional Adjusted Purchase Payments and Withdrawals. • Withdrawals of Excess Income proportionally reduce the Income Base by the ratio of the Excess Income amount to the Unadjusted Account Value immediately prior to the withdrawal of Excess Income. Withdrawals of Excess Income are subject to any applicable Contingent Deferred Sales Charge and Market Value Adjustment which, if applicable, are included in the total amount of Excess Income by which the Income Base will be reduced. Income Withdrawals less than or equal to the Annual Income Amount and any Unused Annual Income Amount do not reduce the Income Base. Income Percentage: The rate applied to the Income Base to determine the Annual Income Amount. The Income Percentage in the Income Withdrawal Phase is equal to the Income Percentage at the end of the Accumulation Phase including any accrued Income Deferral Rate, unless you have made Additional Adjusted Purchase Payment(s). When Additional Adjusted Purchase Payments are applied to the Annuity, the Income Percentage will be recalculated to determine a weighted Income Percentage. The recalculated Income Percentage is determined by using a weighted average. The components of the weighted average are: A) The Income Base applicable immediately before we apply the Additional Adjusted Purchase Payment. B) The Income Percentage applicable immediately before we apply the Additional Adjusted Purchase Payment. C) The amount of the Additional Adjusted Purchase Payment applied. D) The Initial Income Percentage attributable to the Additional Adjusted Purchase Payment based upon the rates applicable on the date we applied the Additional Adjusted Purchase Payment and the attained age of the Designated Life, or the younger of the Spousal Designated Lives, on that same date. The formula for the new weighted Income Percentage = ((A x B) + (C x D)) / (A + C) Impact of Income Withdrawals: Income Withdrawals reduce the Annual Income Amount available during a Benefit Year by the amount of the Withdrawal. Income Withdrawals in a Benefit Year that, in total, do not exceed the Annual Income Amount and Unused Annual Income Amount are not subject to any Contingent Deferred Sales Charges, but are P-RID-LW(11/19) 5

subject to any applicable Market Value Adjustment. Income Withdrawals are not treated as Withdrawals of Adjusted Purchase Payments. Advisory Fees: Advisory Fees are permitted to be taken from your Annuity each Benefit Year if your Unadjusted Account Value is greater than zero and the Advisory Fee does not exceed the Standard Advisory Fee Percentage shown in the Schedule Supplement. Such Advisory Fees will not reduce the available Annual Income Amount in that Benefit Year. Advisory Fees reduce your Unadjusted Account Value and will reduce your Income Base proportionally by the ratio of the Advisory Fee amount to the Unadjusted Account Value immediately prior to the Advisory Fee being taken and, in future Benefit Years, your Annual Income Amount. Advisory Fees are subject to any applicable Contingent Deferred Sales Charge and Market Value Adjustment. Unused Annual Income Amount: Any portion of the Annual Income Amount not withdrawn in a Benefit Year may be carried over to allow for Withdrawals above the Annual Income Amount in future Benefit Years until the Benefit Payment Phase begins. Any Unused Annual Income Amount for a Benefit Year will increase or decrease on the Benefit Year anniversary by the percentage change in the Income Base from the prior Benefit Year anniversary excluding any increase to the Income Base from Additional Adjusted Purchase Payments. In any Benefit Year where Unused Annual Income Amount is available, Withdrawals will be taken first from the current Benefit Year’s Annual Income Amount and then from any Unused Annual Income Amount unless You request otherwise. If a systematic withdrawal program is in effect the systematic withdrawals will be taken first from the Annual Income Amount and then from any Unused Annual Income Amount. Additional Adjusted Purchase Payment(s): You may make Additional Adjusted Purchase Payments, subject to the “Purchase Payment(s) Limitation” section. We will not accept Additional Adjusted Purchase Payments once the Unadjusted Account Value reaches zero or the Owner reaches age 85, whichever comes first. For each Adjusted Purchase Payment made to the Annuity, the Income Base is increased by the dollar amount of the Adjusted Purchase Payment on the Valuation Day on which the Adjusted Purchase Payment is allocated to the Annuity. The Annual Income Amount is increased by an amount obtained by applying the then current applicable Initial Income Percentage based on the attained age of the Designated Life, or the younger of the Spousal Designated Lives, to the amount of the Additional Adjusted Purchase Payment on the Valuation Day on which the Adjusted Purchase Payment is allocated to the Annuity. The Initial Income Percentage applied to Additional Adjusted Purchase Payments will not be less than the Minimum Income Percentage for Additional Adjusted Purchase Payments shown in the Schedule Supplement. Death of the Designated Life During the Income Withdrawal Phase: Please also refer to the “Termination of Benefits” section below. Upon receipt of Due Proof of Death of the sole Designated Life, this Rider terminates and the Death Benefit provision of your Annuity and any Death Benefit Rider made a part of your Annuity will apply. Death of the Spousal Designated Life During the Income Withdrawal Phase: Please also refer to the “Termination of Benefits” section below. This Rider will remain in force unless we are instructed otherwise or if the death of the Spousal Designated Life would cause the Death Benefit provision of the Annuity to apply and Spousal Continuation does not occur under the terms of the Annuity. The Annual Income Amount will continue to be based on the applicable Spousal Designated Life Income Percentage(s) correlated with the age of the younger of the Spousal Designated Lives and no changes to the Spousal Designated Lives are permitted. Elective Annuitization While this Rider is in effect, prior to your Unadjusted Account Value reaching zero, but not before the Earliest Available Annuity Date shown in the Annuity Schedule, you may elect to annuitize your Annuity. You can elect to: (1) apply your Unadjusted Account Value, less any applicable Tax Charges, to any annuity payment option available in the “Annuity Payout Options” section of the Annuity; or P-RID-LW(11/19) 6

(2) request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount on that date, excluding any Unused Annual Income Amount, at the frequency selected. In the year in which the Elective Annuitization phase is entered the only payment due, if any, equals the Annual Income Amount not yet withdrawn in that Annuity Year. Annuity payments will be paid to you at the frequency selected beginning on the next Valuation Day. We will continue to make such payments until the later of the death of the Designated Life or the Spousal Designated Life. The amount of the annuity payments will not change after annuity payments have begun. Any Unused Annual Income Amount can no longer be carried over to the next Benefit Year and will not be applied in determining the amount of the annuity payment, and you will no longer have access to any remaining Unadjusted Account Value. We must receive your request at our Service Office in Good Order. Once we receive your election to commence annuity payments, or we make the first payment under a default annuity payment option provision, we will only make annuity payments guaranteed under the specific annuity payment option, and the annuity payment option cannot be changed. We may limit the length of any annuity payout option including, but not limited to, any default option and any period certain, to conform to applicable tax rules. We may offer other Annuity options for payment of the Annual Income Amount. Any such additional options will be offered to all annuity purchasers in the same class of annuity, in a non-discriminatory manner. You will be notified of any such options available to you. Default Annuitization Prior to your Unadjusted Account Value reaching zero, if annuity payments are to begin under the terms of the Annuity and you have not made an election and there are no current instructions for Withdrawals of the Annual Income Amount, we will make equal monthly annuity payments beginning on the 1st day of the month on or immediately following the date that your annuity payments are set to begin as: • a joint life and last survivor fixed annuity when both Spousal Designated Lives are living and each other’s spouse on the date annuity payments begin, or • a single life fixed annuity if the Designated Life is living or only one of the Spousal Designated Lives are living when annuity payments would otherwise begin with 120 payments certain (or a lesser number of payments certain if the life expectancy of the Annuitant at the time payments are to begin is less than 10 years, based on applicable Internal Revenue Service tables) using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in the Annuity. The amount that will be applied to provide such annuity payments under the default annuity payment option will be the greater of: (1) the present value of future applicable Annual Income Amount payments at the last determined Annual Income Amount as of the Annuity Date. Such present value will be calculated using the same basis that is used to calculate the greater of the current and the guaranteed annuity rates in the Annuity; and (2) the Unadjusted Account Value. We may limit the length of any annuity payout option including, but not limited to, any default option and any period certain, to conform to applicable tax rules. P-RID-LW(11/19) 7

We may offer other Annuity options for payment of the Annual Income Amount. Any such additional options will be offered to all annuity purchasers in the same class of annuity, in a non-discriminatory manner. You will be notified of any such options available to you. Benefit Payment Phase Once your Unadjusted Account Value is reduced to zero as a result of Withdrawals in any Benefit Year that are less than or equal to the Annual Income Amount plus any Unused Annual Income Amount, we subsequently make Benefit Payments until the death of the Designated Life or until both Spousal Designated Lives have died, as applicable. Unless a Spousal Designated Life election is in effect at the time your Unadjusted Account Value is reduced to zero, the Annual Income Amount is payable on a Designated Life basis. In the Benefit Year in which your Unadjusted Account Value is reduced to zero, the only Benefit Payment due, if any, equals the Annual Income Amount not yet withdrawn in that Benefit Year plus any Unused Annual Income Amount. In subsequent Benefit Years, the Benefit Payment equals the Annual Income Amount in effect as of the date the Unadjusted Account Value was reduced to zero. We will make such Benefit Payments according to any then current instructions for withdrawals of the Annual Income Amount, unless we receive other instructions for such Benefit Payments from you. If no instructions are received and there are no current instructions for withdrawals of the Annual Income Amount, Benefit Payments will be paid to you in equal monthly payments beginning on the 1st day of the month on or immediately following the date that your Benefit Payments are set to begin. If the total Benefit Payment due each Benefit Year is less than the Minimum Benefit Payment amount shown in the Schedule Supplement, we will commute any Benefit Payments due and pay you a lump sum. We will commute the Benefit Payments in a manner equivalent to commuting payments for: • a joint life and last survivor fixed annuity when both Spousal Designated Lives are living and each other’s spouse when Benefit Payments would otherwise begin, or • a single life fixed annuity if the Designated Life is living or only one of the Spousal Designated Lives are living when Benefit Payments would otherwise begin. We use the same basis that is used to calculate the guaranteed annuity rates in the Annuity. Benefit Payments end on the date of death of the Designated Life or when both Spousal Designated Lives have died, as applicable. We may offer other Benefit Payment options. Any such additional options will be offered to all annuity purchasers in the same class of annuity, in a non-discriminatory manner. You will be notified of any such options available to you. General Provisions Relating to this Rider Purchase Payment(s) Limitation: While this Rider is in effect, we may limit, restrict, suspend or reject any additional Purchase Payments at any time, on a non-discriminatory basis. Circumstances where we may limit, restrict, suspend or reject additional Purchase Payments include, but are not limited to, the following: • if we determine that, as a result of the timing and amounts of your additional Purchase Payments and Withdrawals, the Annual Income Amount is being increased in an unintended fashion. Among the factors we will use in making a determination as to whether an action is designed to increase the Annual Income Amount in an unintended fashion is the relative size of additional Purchase Payment(s); or • if we are not then offering this benefit for new issues; or • if we are offering a modified version of this benefit for new issues. We will exercise such reservation of right for all annuity purchasers in the same class of annuity, in a non- discriminatory manner. P-RID-LW(11/19) 8

Required Minimum Distributions: Unless designated as a Non-Income Withdrawal, a Required Minimum Distribution is considered an Income Withdrawal from the Annuity. The following rules apply to determine if any portion of a Required Minimum Distribution amount will be treated as Excess Income. In general, Income Withdrawals made from the Annuity to meet the Required Minimum Distribution provisions of the Code will not be treated as Excess Income. If, in any Benefit Year, your Required Minimum Distribution amount is less than the Annual Income Amount, any Income Withdrawals in excess of the Annual Income Amount will be treated as Excess Income. For purposes of this provision, Required Minimum Distributions are determined based on the value of this Annuity, and do not include the value of any other annuities, savings or investments subject to the Required Minimum Distribution rules. In any Benefit Year that the Required Minimum Distribution is greater than the Annual Income Amount, the excess amount of Income Withdrawals you make that exceed the Required Minimum Distribution amount calculated by us based on the value of this Annuity will be treated as Excess Income. In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution, if not for the suspension, as eligible for treatment under this provision. Misstatement of Age or Sex: For purposes of this Rider, the following sentence is added to the “Misstatement of Age or Sex” section of the Annuity: If there has been a misstatement of the age and/or sex of a Designated Life or Spousal Designated Life upon whose life the guarantees under this Rider are based, we will make adjustments to any availability and any benefits payable under this Rider to conform to the facts. Minimum Surrender Value After Partial Withdrawal: Any provision in the Annuity requiring there be a minimum Surrender Value or Unadjusted Account Value is waived for withdrawals of the Annual Income Amount while this Rider is in effect. Investment Limitations: While this Rider is in effect, your entire Unadjusted Account Value must be allocated to only the Investment Options we permit. At any time until this Rider is terminated, these investment limitations may be implemented, suspended or changed. This includes changing the prohibited Investment Options, changing the extent to which Unadjusted Account Value may be allocated to an Investment Option, and changing the required Investment Options. Any transfers you make to retain this Rider in accordance with any changed Investment Option requirements or limitations will not be counted in determining the number of free transfers made during an Annuity Year. If, subsequent to the Effective Date, we change our requirements as to how Unadjusted Account Value must be allocated under the Rider, we will not compel you to re-allocate your Unadjusted Account Value in accordance with our newly-adopted requirements; however, all transfers and Adjusted Purchase Payments made after such a change in requirements may be subject to the new investment limitations. We will apply the new requirement to Riders with an Effective Date on or after the date we implement the requirement. Reports to You: We will provide you with reports at least annually that will include at a minimum, the Annual Income Amount. Withdrawals: Any Withdrawal(s) from the Annuity while this Rider is in effect will be taken on a pro-rata basis from the Investment Options to which your Unadjusted Account Value is then allocated, including any DCA MVA Option, unless we receive other instructions from you. Charge for the Rider: The Charge for this Rider is a percentage of the Unadjusted Account Value. We deduct the charge from the Unadjusted Account Value on each successive three month anniversary of the Effective Date. We deduct the Charge pro-rata from each Sub-account to which your Unadjusted Account Value is then allocated. P-RID-LW(11/19) 9

On the Effective Date, the Charge for the Rider is as shown in the Schedule Supplement. We may change the Charge for the Rider at any time on or after the Earliest Charge Change Date. Any increased charge will not exceed the Maximum Charge for the Rider. The Earliest Charge Change Date and the Maximum Charge for the Rider are shown in the Schedule Supplement. We will notify you in writing in advance of an increase in the charge for the Rider. You will have the option of refusing the charge increase. If you refuse the charge increase, the charge for the Rider will continue at the present rate while this Rider is in effect. However, your Income Percentage will be subject to a one time and permanent reduction of 5% of the Income Percentage on the next anniversary of the Effective Date. If you wish to opt out of the charge increase, you must notify us within the time period stated in our notice to you; otherwise the charge increase will become effective. When we receive your opt-out request, we will send you a form confirming the estimated dollar amount of the 5% Income Percentage reduction. If you still wish us to process your opt-out request, you must sign and return the form to us at our Service Office in Good Order. If we process your opt-out request, your Income Percentage will be subject to a one time and permanent reduction of 5% of the Income Percentage on the next anniversary of the Effective Date. If you have not yet made the first Income Withdrawal on the date we process your opt-out request, then on each Valuation Day until you make the first Income Withdrawal, your Annual Income Amount (taking into account the opt-out reduction described in the preceding paragraph) will continue to reduce for Non- Income Withdrawals and increase for Adjusted Purchase Payments, if permitted, as described in the “Annual Income Amount” section of the Rider. If you made the first Income Withdrawal prior to the date we process your opt-out request, then on each Valuation Day, your Annual Income Amount (taking into account the opt-out reduction described above) will continue to reduce for Income Withdrawals and increase for Adjusted Purchase Payments, if permitted, as described in the “Annual Income Amount” section of the Rider. We cease to deduct a charge for the Rider after it terminates in accordance with the “Termination of Benefits” section below unless a Death Benefit is payable. In the event this Rider terminates for any reason other than death, we will deduct a final charge upon termination, based on the number of days since the most recent charge for the Rider was deducted. Facility of Payment: We reserve the right, in settlement of full liability, to make Benefit Payments to a guardian, relative, or other person deemed eligible by us if a Designated Life payee is deemed to be legally incompetent, as permitted by law. Proof of Survival: Any Benefit Payment is subject to evidence we receive in Good Order that the Designated Life, or at least one of the Spousal Designated Lives is then alive. We may withhold such Benefit Payments until we receive such evidence or evidence satisfactory to us of the life of the Designated Life or at least one of the Spousal Designated Lives. We credit interest on such withheld Benefit Payments at the rate required by law. Should we subsequently determine withheld Benefit Payments are payable, we will pay the withheld Benefit Payments and any applicable interest credited in a lump sum. Recovery of Excess Benefit Payments: We may recover from you or your estate any Benefit Payments made after the death of the Designated Life or the Spousal Designated Life that would have otherwise resulted in the termination of this Rider. Termination of this Rider and its Benefits: You may terminate this Rider at any time after the Elective Termination Waiting Period shown in the Schedule Supplement, upon notification to us in Good Order. Benefits pursuant to this Rider will terminate upon the first to occur of the following events: (1) the date we receive your request for full surrender of the Annuity at our Service Office in Good Order; P-RID-LW(11/19) 10

(2) the date we receive your elective termination of this Rider at our Service Office in Good Order; (3) the date we receive Due Proof of Death of the Decedent if Income Withdrawals have not begun, unless Spousal Continuation occurs; (4) the date we receive Due Proof of Death of the Designated Life if Income Withdrawals have begun on a Designated Life basis; (5) the date we receive Due Proof of Death of the surviving Spousal Designated Life if the Rider was spousally continued; (6) the date we receive Due Proof of Death of an Owner who is not a Designated Life or Spousal Designated Life; (7) the date we process a request to change any designation of the Annuity that either results in a violation of the “Owner, Annuitant and Beneficiary Designations” section of this Rider or the Annuity, or is a change that is not permitted under our rules then in effect; (8) the date you first allocate or transfer any portion of your Unadjusted Account Value to any Investment Options to which you are not permitted at the time of the allocation or transfer; (9) the date any portion of your Unadjusted Account Value is transferred to begin annuity payments; (10) the date each of the Unadjusted Account Value and the Income Base is zero; (11) the date of death of the Designated Life if it occurs after Benefit Payments have begun on a Designated Life basis; (12) the date of death of the last surviving Spousal Designated Life if it occurs after Benefit Payments have begun on a Spousal Designated Life basis. PRUCO LIFE INSURANCE COMPANY [_____________________________] Secretary P-RID-LW(11/19) 11